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                                                                    EXHIBIT 24.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-65224, 33-50116, 33-50114, and 33-96318) pertaining to the
Employee Stock Purchase Plan, Outside Directors Stock Option Plan and 1991 Stock Option Plan of Protein Design Labs, Inc., and to the incorporation by reference in the Registration Statement (Form S-3 No. 333-20941) of Protein Design Labs, Inc. and in the related prospectus, of our report dated January 27, 1997, with respect to the financial statements of Protein Design Labs, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996.





                                                               ERNST & YOUNG LLP


Palo Alto, California
February 13, 1997